Exhibit 1


CUSIP No. 74725 H 10 1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Schedule 13D

                    Under the Securities Exchange Act of 1934

                                 QCS Corporation
                             ----------------------
                                (Name of Issuer)

                     Common Stock, Par Value 0.001 Per Share
                   -------------------------------------------
                         (Title of Class of Securities)

                                  74725 H 10 1
                               ------------------
                                 (CUSIP Number)

                                 Michal Shaheen
                              c/o The Carlyle Group
                         1001 Pennsylvania Avenue, N.W.
                                 Suite 220 South
                              Washington D. C. 2004
                                 (202) 347-2626
                 ----------------------------------------------
                  (Name, Address and Telephone Number of Person
                Authorized to Receive Notices and Communications)

                                  June 27, 1995
             ------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

--------------------------------------------------------------------------------
If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b) (3) or (4), check the following box [ ].

Check the following box if a fee is being paid with this statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of less than five percent of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                              Page 1 of 294 Pages

CUSIP No. 74725 H 10 1
































                              Page 2 of 294 Pages

CUSIP No. 74725 H 10 1

--------------------------------------------------------------------------------
         (1)      Names of Reporting Persons
                  S.S. or I.R.S. Identification Nos. of Above Persons

                  Carlyle-QCS Partners, L.P.
                  IRS # 52-1899559
--------------------------------------------------------------------------------
         (2)      Check the Appropriate Box if a Member of a Group
                                                          (a)      [  ]
                                                          (b)      [  ]
--------------------------------------------------------------------------------
         (3)      SEC Use Only

--------------------------------------------------------------------------------
         (4)      Source of Funds
                  AF
--------------------------------------------------------------------------------
         (5)      Check if Disclosure of Legal Proceedings is Required Pursuant
                  to Items 2(d) or 2(e)                  [  ]
--------------------------------------------------------------------------------

         (6)      Citizenship or Place of Organization
                  Delaware
--------------------------------------------------------------------------------
 Number of        (7)      Sole Voting Power
 Shares Bene-              0 Shares
ficially          --------------------------------------------------------------
 Owned by         (8)      Shared Voting Power
 Each Report-              1,456,311 Shares /1/
  ing Person      --------------------------------------------------------------
  With            (9)      Sole Dispositive Power
                           0 Shares
                  --------------------------------------------------------------
                  (10)     Shared Dispositive Power
                           1,456,311  Shares /1/
--------------------------------------------------------------------------------
         (11)     Aggregate Amount Beneficially Owned by Each Reporting Person

                  1,456,311  Shares /1/
--------------------------------------------------------------------------------
         (12)     Check if the Aggregate Amount in Row (11) Excludes
                  Certain Shares            [  ]
--------------------------------------------------------------------------------
         (13)     Percent of Class Represented by Amount in Row (11)

                  8.493% /2/
--------------------------------------------------------------------------------
         (14)     Type of Reporting Person

                           PN

--------------------

1/     Receivable upon conversion of 1,456,311 shares of Convertible Preferred
Stock. Carlyle-QCS has no beneficial interest in the 145,631 shares receivable from the Company upon exercise of certain warrant rights under a Class W Warrant issued to TC Group, L.L.C. (See Items 4, 5 and 7).

2/     Percentages calculated based on 17,137,942 shares which equals all shares reported as issued and outstanding on the Company's latest Form 10-QSB plus the shares that will be issued upon conversion of the Convertible Preferred Stock and shares that will be issued upon exercise of the Reporting Persons' rights to purchase stock from the Company. (See Item 5(a)).

                              Page 3 of 294 Pages

CUSIP No. 74725 H 10 1

--------------------------------------------------------------------------------
         (1)      Names of Reporting Persons
                  S.S. or I.R.S. Identification Nos. of Above Persons

                  T.C. Group, L.L.C.
                  IRS # 54-1686957
--------------------------------------------------------------------------------
         (2)      Check the Appropriate Box if a Member of a Group
                                                               (a)      [  ]
                                                               (b)      [  ]
--------------------------------------------------------------------------------
         (3)      SEC Use Only
--------------------------------------------------------------------------------
         (4)      Source of Funds
                  AF
--------------------------------------------------------------------------------
         (5)      Check if Disclosure of Legal Proceedings is Required Pursuant
                  to Items 2(d) or 2(e)                  [  ]
--------------------------------------------------------------------------------
         (6)      Citizenship or Place of Organization
                  Delaware
--------------------------------------------------------------------------------
 Number of        (7)      Sole Voting Power
Shares Bene-               0 Shares
 ficially         --------------------------------------------------------------
 Owned by         (8)      Shared Voting Power
Each Report-               1,601,942  Shares /1/
ing Person        --------------------------------------------------------------
  With            (9)      Sole Dispositive Power
                           0 Shares
                  --------------------------------------------------------------
                  (10)     Shared Dispositive Power
                           1,601,942  Shares /1/
--------------------------------------------------------------------------------

         (11)     Aggregate Amount Beneficially Owned by Each Reporting Person

                  1,601,942  Shares /1/
--------------------------------------------------------------------------------
         (12)     Check if the Aggregate Amount in Row (11) Excludes Certain
                  Shares            [  ]
--------------------------------------------------------------------------------
         (13)     Percent of Class Represented by Amount in Row (11)

                  9.3% /2/
--------------------------------------------------------------------------------
         (14)     Type of Reporting Person

                  00 (Limited Liability Company)

------------------



1/   Including the 1,456,311 shares receivable upon conversion of 1,456,311 shares of Convertible Preferred Stock; and (ii) the 145,631 shares receivable from the Company upon exercise of certain warrant rights under a Class W Warrant. (See Items 4, 5 and 7).

2/   Percentages calculated based on 17,137,942 shares which equals all shares reported as issued and outstanding on the Company's latest Form 10-QSB plus the shares that will be issued upon conversion of the Convertible Preferred Stock and shares that will be issued upon exercise of the Reporting Persons' rights to purchase stock from the Company. (See Item 5(a)).

                              Page 4 of 294 Pages

CUSIP No. 74725 H 10 1

--------------------------------------------------------------------------------
         (1)      Names of Reporting Persons
                  S.S. or I.R.S. Identification Nos. of Above Persons

                  TCG Holdings, L.L.C.
                  IRS # 54-1686011
--------------------------------------------------------------------------------
         (2)      Check the Appropriate Box if a Member of a Group
                                                            (a)      [  ]
                                                            (b)      [  ]
--------------------------------------------------------------------------------
         (3)      SEC Use Only
--------------------------------------------------------------------------------
         (4)      Source of Funds
                  AF
--------------------------------------------------------------------------------
         (5)      Check if Disclosure of Legal Proceedings is Required Pursuant
                  to Items 2(d) or 2(e)                  [  ]
--------------------------------------------------------------------------------
         (6)      Citizenship or Place of Organization
                  Delaware
--------------------------------------------------------------------------------
 Number of        (7)      Sole Voting Power
Shares Bene-               0 Shares
   ficially       --------------------------------------------------------------
 Owned by         (8)      Shared Voting Power
Each Report-               1,601,942  Shares /1/
 ing Person       --------------------------------------------------------------
   With           (9)      Sole Dispositive Power
                           0 Shares
                  --------------------------------------------------------------
                  (10)     Shared Dispositive Power
                           1,601,942  Shares /1/
--------------------------------------------------------------------------------
         (11)     Aggregate Amount Beneficially Owned by Each Reporting Person

                  1,601,942  Shares /1/
--------------------------------------------------------------------------------
         (12)     Check if the Aggregate Amount in Row (11) Excludes Certain
                  Shares            [  ]
--------------------------------------------------------------------------------
         (13)     Percent of Class Represented by Amount in Row (11)

                  9.3% /2/
--------------------------------------------------------------------------------
         (14)     Type of Reporting Person

                  00 (Limited Liability Company)

-----------------

1/     Including the 1,456,311 shares receivable upon conversion of 1,456,311 shares of Convertible Preferred Stock; and (ii) the 145,631 shares receivable from the Company upon exercise of certain warrant rights under a Class W Warrant. (See Items 4, 5 and 7).

2/     Percentages calculated based on 17,137,942 shares which equals all shares reported as issued and outstanding on the Company's latest Form 10-QSB plus the shares that will be issued upon conversion of the Convertible Preferred Stock and shares that will be issued upon exercise of the Reporting Persons' rights to purchase stock from the Company. (See Item 5(a)).

                              Page 5 of 294 Pages

CUSIP No. 74725 H 10 1

Item 1. Security and Issuer

                  The title of the class of equity securities to which this Schedule relates is the Common Stock, par value $.001 per share (the "Common Stock"), of QCS Corporation, a Delaware corporation (the "Company"). The address of the Company is c/o Richard S. Lane, Esq., Second Floor, 222 Old Country Road, Mineola New York 11501.

Item 2. Identity and Background

                  (a) - (c), (f) The names of the persons filing this Schedule are (i) Carlyle-QCS Partners, L.P., a Delaware limited partnership ("Carlyle-QCS"); (ii) TC Group, L.L.C., a Delaware limited liability company ("TC Group"); and (iii) TCG Holdings, L.L.C., a Delaware limited liability company ("TCG"; and collectively with Carlyle-QCS and TC Group referred to herein as the "Reporting Persons").

                  TC Group is the sole general partner of Carlyle-QCS.

                  TCG is a member of TC Group and holds a controlling interest in TC Group. The members of TCG are David M. Rubenstein, William E. Conway, Jr., Daniel A. D'Aniello, Richard G. Darman, James A. Baker, III and Frank C. Carlucci, III (collectively, the "TCG Principals"). Each TCG Principal is a citizen and resident of the United States. TCG and TC Group are managed by Messrs. Rubenstein, Conway, D'Aniello and Darman, who are executive officers of such entities. Messrs. Baker and Carlucci are not persons controlling such entities.

                  The principal business of Carlyle-QCS is to invest in the securities of the Company. The principal business of TC Group and TCG is merchant banking.

                  The principal business address of Carlyle-QCS, TC Group and TCG is c/o The Carlyle Group, 1001 Pennsylvania Avenue N.W., Suite 220 South, Washington D.C. 20004.

                  (d) and (e). During the last five years, none of the Reporting Persons has (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3. Source and Amount of Funds or Other Consideration.

                  Carlyle-QCS has contracted to purchase an aggregate of 1,456,311 shares of the Company's authorized Series A Convertible Preferred Stock, par value $.001 per share (the "Convertible Preferred Stock"), from the Company, and TC Group has acquired the Class W Warrant (hereinafter defined) to purchase 145,631 shares of newly-issued Common Stock from the Company


                              Page 6 of 294 Pages

CUSIP No. 74725 H 10 1


(collectively, the "Financing Transaction"). The Financing Transaction closed on November 22, 1994 pursuant to: (i) that certain Stock Purchase Agreement by and among the Company, Carlyle-QCS and a syndicate of purchasers led by Mr. Yves Sisteron (the "Sisteron Group"), dated as of November 22, 1994 (the "Stock Purchase Agreement"); (ii) that certain Shareholders Agreement by and among the Company, Carlyle-QCS and the Sisteron Group, dated November 22, 1994 (the "Shareholders Agreement"); (iii) that certain Registration Rights Agreement by and among the Company, Carlyle-QCS and the Sisteron Group, dated November 22, 1994 (the "Registration Rights Agreement"); and (iv) that certain Escrow Agreement by and among the Company, Carlyle-QCS, and Arent Fox Kintner Plotkin & Kahn, dated November 22, 1994 (the "Escrow Agreement"; and collectively with the Stock Purchase Agreement, the Shareholders Agreement and the Registration Rights Agreement referred to herein as the "Operative Documents"). The Operative Documents are more fully described in Items 4 and 6.

                  The Convertible Preferred Stock together with a warrant certificate issued to Carlyle-QCS (the "Class U Warrant") to effect the conversion of the Convertible Preferred Stock and a warrant certificate for the purchase of additional shares of Common Stock (the "Class W Warrant") were placed in escrow pursuant to the terms of the Escrow Agreement.

                  As consideration for entering into the Financing Transaction, Carlyle-QCS became obligated to pay $1.03 plus .0011764 per calendar day through and including the date of payment, per share of Convertible Preferred Stock issued to Carlyle-QCS (the "Purchase Price"). The Purchase Price may be reduced in the event QCS Development Company, SA, the Company's subsidiary (the "Subsidiary") realizes a net income during the fiscal year 1996 equal to forty percent (40%) or less of its projected Net Income for the fiscal year 1996, as defined and set forth in the Company's Information Memorandum dated July, 1994. Such reduction shall take the form of, at the Company's option, a cash payment or issuance of additional shares of Common Stock to Carlyle-QCS.

                  The parties to the Stock Purchase Agreement agreed that the Purchase Price would be paid on or before February 15, 1994. Therefore, Carlyle-QCS initially became obligated to pay an aggregate consideration of up to $1,645,623. Subsequently, the parties agreed that the Purchase Price could be paid after February 15, 1994 but prior to June 2, 1995 and further agreed that the Purchase Price for all shares purchased by Carlyle-QCS would be a non-escalating $1.15 per share. An initial partial payment of $575,000 was made on February 22, 1995. Subsequent partial payments of $225,000 and $400,000 were made on February 26, 1995 and March 14, 1995, respectively. Final payment, in the amount of $475,758, was made on June 2, 1995 for an aggregate Purchase Price of $1,674,758. The source of the consideration paid by Carlyle-QCS was contributions from the partners of Carlyle-QCS.

                   On June 27, 1995, Carlyle-QCS and the Company sent a notification letter to the escrow agent directing the escrow agent to release
(i) the Convertible Preferred Stock and the Class U Warrant and (ii) the Class W Warrant from escrow and deliver the same to (x) Carlyle-QCS and to (y) TC Group, respectively. At the time of such release, Carlyle-QCS will have full record and beneficial ownership of the Convertible Stock.


                              Page 7 of 294 Pages

CUSIP No. 74725 H 10 1


Item 4. Purpose of Transaction.

                  The Financing Transaction described in the response to Item 3 was consummated by the Reporting Persons as a long-term strategic investment in the Company.
                  Each Reporting Person may, subject to the continuing evaluation of the factors discussed herein, acquire from time to time additional shares of the Common Stock or other securities of the Company in the open market or in privately negotiated transactions, by exchange offer or otherwise. Depending on the factors discussed herein, each Reporting Person may, from time to time, retain or sell all or a portion of its holdings of the shares of the Common Stock in the open market or in privately negotiated transactions. Any actions that any Reporting Person might undertake will be dependent upon such person's review of numerous factors, including, among other things, the availability of shares of the Common Stock for purchase and the price levels of such shares; general market and economic conditions; ongoing evaluation of the Company's business operations and prospects; the relative attractiveness of alternative business and investment opportunities; the actions of the management and the Board of Directors of the Company (the "Board"); and other future developments.

                   To complete the Financing Transaction, the Company designated the Convertible Preferred Stock consisting of 5,000,000 authorized shares. Pursuant to the rights, preferences and designations of the Convertible Preferred Stock, on all matters submitted to a stockholder vote, each holder of a share of Convertible Preferred Stock is entitled to cast as many votes as the holder of the number of shares of Common Stock such share of Convertible Preferred Stock is convertible into on the record date for such vote (see below regarding the conversion rate).

                  As holders of the Convertible Preferred Stock and additionally pursuant to the Shareholders Agreement, Carlyle-QCS, together with the Sisteron Group, acquired the right to designate three members to the Company's seven-member Board of Directors. In addition, the holders of the Convertible Preferred Stock are entitled to designate a fourth director to the Board of Directors should the Subsidiary realize a net income for the fiscal year 1996 of less than twenty percent (20%) of its projected Net Income for the fiscal year 1996, as defined and set forth in the Company's Information Memorandum, dated July, 1994. Further, the Company is required to exercise its voting rights as the majority shareholder of the Subsidiary so as to appoint three (3) directors to the Subsidiary's Board of Directors chosen by Carlyle-QCS and the Sisteron Group. In addition, Carlyle-QCS and the Sisteron Group shall be entitled to choose a fourth director should the Subsidiary realize a net income for the fiscal year 1996 less than twenty percent (20%) of its projected Net Income for the fiscal year 1996, as defined and set forth in the Company's Information Memorandum dated July, 1994. Carlyle-QCS designated itself as a director of the Subsidiary and chose Mr. Michal Shaheen to serve as its legal representative.

                  Under the terms of the newly issued Convertible Preferred Stock, the Company must pay cash dividends on the Convertible Preferred Stock at the rate of 5% per annum. ($.0515 per share per annum subject to adjustments for


                              Page 8 of 294 Pages

CUSIP No. 74725 H 10 1


stock splits or combinations). Such dividend payments are payable quarterly in arrears and such dividends must be paid prior to any other dividends paid out to holders of the Common Stock.

                  The newly issued Convertible Preferred Stock provides that each share of Convertible Preferred Stock is convertible into Common Stock at the rate of 1 to 1, subject to standard anti-dilution adjustment provisions. Each holder of the Convertible Preferred Stock may convert such shares at anytime.

                  Although the foregoing reflects activities presently contemplated by each Reporting Person with respect to the Company, the foregoing is subject to change at any time.

                  Other than as described above (Item 3), the Reporting Persons, have no present plans or proposals which relate to or would result in: (i) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company; (ii) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (iii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (iv) any change in the present Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board; (v) any material change in the present capitalization or dividend policy of the Company; (vi) any other material change in the Company's business or corporate structure; (vii) changes in the Company's certificate of incorporation or by-laws or other actions which may impede the acquisition of control of the Company by any persons; (viii) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (ix) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended; or (x) any action similar to those enumerated above.

                              Page 9 of 294 Pages

CUSIP No. 74725 H 10 1


Item 5. Interest in Securities of the Issuer

         (a)      Shares of Common Stock Beneficially Owned

==========================================================================================================================
                                Right to Common Stock Upon
                             Conversion of Convertible Stock        Right to Purchase Common        Total Beneficial
                                         Preferred                   Stock from the Company            Ownership
--------------------------------------------------------------------------------------------------------------------------

Carlyle-QCS                              1,456,311                           N.A.                       1,456,311
--------------------------------------------------------------------------------------------------------------------------
TC Group                                 1,456,311                          145,631                     1,601,942
--------------------------------------------------------------------------------------------------------------------------
TCG                                      1,456,311                          145,631                     1,601,942
--------------------------------------------------------------------------------------------------------------------------
Reporting Persons                        1,456,311                          145,631                     1,601,942
==========================================================================================================================









                              Page 10 of 294 Pages

CUSIP No. 74725 H 10 1



   Approximate Percentage of Common Stock of the Company Beneficially Owned. /1/


=====================================================================================================================
                                    Convertible Stock          Right to Purchase from the       Total Beneficial
                                        Preferred                        Company                   Ownership
---------------------------------------------------------------------------------------------------------------------
Carlyle-QCS                               8.49%                           N.A.                       8.49%
---------------------------------------------------------------------------------------------------------------------
TC Group                                  8.49%                           .849%                       9.3%
---------------------------------------------------------------------------------------------------------------------
TCG                                       8.49%                           .849%                       9.3%
---------------------------------------------------------------------------------------------------------------------
Reporting Persons                         8.49%                           .849%                       9.3%
=====================================================================================================================


         1. Including the 1,456,311 shares receivable upon conversion of 1,456,311 shares of Convertible Preferred Stock; and (ii) the 145,631 shares receivable from the Company upon exercise of the Class W Warrant.
(See Items 4, 5 and 7).

         (b) TC Group may be deemed to be the beneficial owner of 1,456,331 shares of Convertible Preferred Stock (which converts into 1,456,311 shares of Common Stock) as the sole general partner of Carlyle-QCS. TC Group may be deemed to be the beneficial owner of 145,631 shares of Common Stock as the holder of the Class W Warrant to purchase such shares from the Company. TC Group may be deemed to share voting and disposal rights of all such shares, totaling 1,601,942, as the sole general partner of Carlyle-QCS. TCG, as a member holding a controlling interest in TC Group, may be deemed to share all rights herein described as belonging to TC Group.

                  Reporting Persons may be deemed to be the beneficial owners of a total of 1,456,311 shares of Convertible Preferred Stock (which converts into 1,456,311 shares of Common Stock). Reporting Persons may be deemed to be the beneficial owners of 145,631 shares of Common Stock as the holder of the Class W Warrant to purchase such shares from the Company. Reporting Persons thus have voting rights and disposal rights of all such shares, totaling 1,601,942.

         (c) Other than the transactions described herein, none.

         (d) No person other than the Reporting Persons is known to the Reporting Persons to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock of the Company owned by the Reporting Persons.

         (e)      Not applicable.




                            Page 11 of 294 Pages

CUSIP No. 74725 H 10 1


Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

                  The Financing Transaction was consummated pursuant to the Stock Purchase Agreement, the Shareholders Agreement, the Registration Rights Agreement, and the Escrow Agreement.

                  Pursuant to the Stock Purchase Agreement, Carlyle-QCS purchased: (i) 1,456,311 shares of newly issued Convertible Preferred Stock from the Company; and (ii) TC Group acquired the Class W Warrant to purchase 145,631 shares of the Company's Common Stock from the Company at a price of $.01 per share, which warrant may be exercised at any time on or prior to November 22, 1999.

                  Under the Shareholders Agreement, among other things, the parties agreed that the holders of the Convertible Preferred Stock shall have the right to designate three (3) directors to the Board of Directors of the Company as well as the Board of Directors of the Subsidiary, and shall have the right to designate a fourth (4th) director to the Board of Directors of the Company as well as the Board of Directors of the Subsidiary, in the event the Subsidiary realizes a net income during the fiscal year 1996 equal to less than twenty percent (20%) of its projected Net Income for the fiscal year 1996, as defined and set forth in the Company's Information Memorandum dated July, 1994. Under the Escrow Agreement, the Company agreed to place (i) 1,456,311 shares of Convertible Preferred Stock and the Class U Warrant and (ii) the Class W Warrant in escrow with Arent Fox Kintner Plotkin & Kahn to be delivered to Carlyle-QCS upon the full payment of the Purchase Price.

                  The Registration Rights Agreement provides, among other things, that if the Company files a registration statement with the Securities and Exchange Commission (excluding any registration statements filed on form S-8, S-14 or S-15 or any successor or similar forms), the Company will include the shares of Common Stock of Carlyle-QCS and such other registrable securities (as defined therein) in such registration statement for sale in the same manner and under the conditions as originally contemplated in such registration statement. Additionally, Carlyle-QCS has the right on one occasion to cause the Company to register its shares of Common Stock. The Company has agreed to incur the expenses of all such registrations except for fees and expenses of counsel for the selling stockholders and any underwriters or brokers' commissions, fees, or expenses applicable to the shares being sold by such selling stockholders.

                  Following November 1994, the Company extended to Carlyle-QCS additional time for the identification of selected investors to make the investment in Carlyle-QCS. As originally contemplated by the Stock Purchase Agreement, all amounts originally subscribed from the shareholders were to be funded in February 1995. Following February 1995, the Company and Carlyle-QCS were engaged in negotiations with regard to the final determination of price for the shares of Convertible Preferred Stock. Following the conclusion of

                              Page 12 of 294 Pages

CUSIP No. 74725 H 10 1


negotiations and the determination of price, a notification letter directing the escrow agent to release 1,456,311 shares of Series A Convertible Preferred Stock of the Company and the corresponding Class U Warrant was executed by Carlyle-QCS and sent to the Company for execution on June 16, 1995. The notification letter also directed the escrow agent to release the Class W Warrant representing TC Group's right to purchase 145,631 shares of the Company.

Item 7. Material to be filed as Exhibits.

Exhibit 1. Joint Filing Agreement by and among Carlyle-QCS, TC Group and TCG, dated June 27, 1995.

Exhibit 2.        Stock Purchase Agreement by and among Carlyle-QCS, the
                  Company and the Sisteron Group, dated as of November 22, 1994.

Exhibit 3.        Shareholders Agreement by and among Carlyle-QCS, the
                  Company and the Sisteron Group, dated as of November 22, 1994, attached as Exhibit 3.2K to the Stock Purchase Agreement.

Exhibit 4. Registration Rights Agreement by and among Carlyle-QCS, the Company and the Sisteron Group, dated as of November 22, 1994, attached as Exhibit 3.2L to the Stock Purchase Agreement.

Exhibit 5. Certificate of Amendment of Certificate of Incorporation (designating preferences of the Convertible Preferred Stock), dated November 22, 1994, attached as Exhibit 2.1A to the Stock Purchase Agreement.

Exhibit 6. Escrow Agreement by and among Carlyle-QCS, the Company and Arent Fox Kintner Plotkin & Kahn, attached as Exhibit 2.1B to the Stock Purchase Agreement.

Exhibit 7. Form of Class U Warrant to Purchase Common Stock of QCS Corporation, attached as Exhibit 2.1AA to the Stock Purchase Agreement.

Exhibit 8. Form of Class W Warrant to Purchase Common Stock of QCS Corporation, attached as Exhibit 2.4B to the Stock Purchase Agreement.


                              Page 13 of 294 Pages

CUSIP No. 74725 H 10 1






                                    Signature

After reasonable inquiry and to the best of the knowledge of the undersigned on page 14 hereof, such undersigned certify that the information set forth in this statement is true, complete and correct.

                                  June 27, 1995
                                 --------------
                                      Date













                              Page 14 of 294 Pages

CUSIP No. 74725 H 10 1




         IN WITNESS WHEREOF, Carlyle-QCS, TC Group and TCG have caused this
Schedule 13D to be executed as of the date first above written.

                           CARLYLE-QCS PARTNERS, L.P.
                           By:      TC Group, L.L.C., its General Partner

                           By:         /s/ David Rubenstein
                                       -----------------------
                           Name:           David M. Rubenstein
                           Title:          Managing Director

                           TC GROUP, L.L.C.

                           By:        /s/ David Rubenstein
                                      -----------------------
                           Name:          David M. Rubenstein
                           Title:         Managing Director

                           TCG HOLDINGS, L.L.C.

                           By:       /s/ David Rubenstein
                                     -----------------------
                           Name:         David M. Rubenstein
                           Title:        Managing Director










                              Page 15 of 294 Pages

CUSIP No. 74725 H 10 1


                                Index to Exhibits


Exhibit 1. Joint Filing Agreement by and among Carlyle-QCS, TC Group and TCG, dated June 27, 1995.

Exhibit 2. Stock Purchase Agreement by and among Carlyle-QCS, the Company and the Sisteron Group, dated as of November 22, 1994

Exhibit 3.        Shareholders Agreement by and among Carlyle-QCS, the
                  Company and the Sisteron Group, dated as of November 22, 1994, attached as Exhibit 3.2K to Stock Purchase Agreement.

Exhibit 4. Registration Rights Agreement by and among Carlyle-QCS, the Company and the Sisteron Group, dated as of November 22, 1994, attached as Exhibit 3.2L to Stock Purchase Agreement.

Exhibit 5. Certificate of Amendment of Certificate of Incorporation (designating preferences of the Convertible Preferred Stock), dated November 22, 1994, attached as Exhibit 2.1A to Stock Purchase Agreement.

Exhibit 6. Escrow Agreement by and among Carlyle-QCS, the Company and Arent Fox Kintner Plotkin & Kahn, attached as Exhibit 2.1B to Stock Purchase Agreement.

Exhibit 7. Form of Class U Warrant to Purchase Common Stock of QCS Corporation, attached as Exhibit 2.1AA to Stock Purchase Agreement.

Exhibit 8. Form of Class W Warrant to Purchase Common Stock of QCS Corporation, attached as Exhibit 2.4B to Stock Purchase Agreement.







                              Page 16 of 294 Pages